EXHIBIT 3(a) - ARTICLES OF INCORPORATION

                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                  NATIONAL WESTERN LIFE INSURANCE COMPANY


Pursuant to the provisions of Section 60 of the Colorado Corporation Act, the undersigned corporation adopts the following Restated Articles of
Incorporation:

FIRST: The corporate name and style of our said corporation shall be NATIONAL WESTERN LIFE INSURANCE COMPANY.

SECOND: The objects for which said corporation is formed and incorporated are as follows:

     A. To make insurance or reinsurance upon the lives of persons, and every insurance appertaining thereto or connected therewith, including health and accident insurance, and to grant, purchase or dispose of annuities.

     B. To reinsure with any company or association as provided by laws any risks undertaken by this corporation; to enter into contracts or reinsurance upon any lawful terms; to make such contracts and agreements with other insurance companies or associations for the purchase of the assets and the assumption and guarantee of their liabilities or the reinsurance of their risks as provided by law and deemed by the Directors advantageous and for the best interest of this corporation.

     C. To acquire, hold, pledge, encumber, assign, lease and dispose of such real estate and personal property as may be permitted by law.

     D. To invest such moneys as may come into its possession in the course of its business in real or personal property in any manner not inconsistent with, nor prohibited by the laws of the State of Colorado, and to loan such money upon mortgages or other security or securities.

     E. To do any or all of the aforementioned things in any part of the world; and to do all acts and things and possess all such powers as are in any manner incident or necessary to conduct the business for which our said company is formed; and to have, enjoy and exercise all rights, powers, franchises and privileges now conferred by law or which may hereafter be lawfully conferred or acquired.

THIRD: The term of existence of our said corporation is perpetual.

FOURTH: The amount of the total authorized capital stock of the company is SEVEN MILLION, SEVEN HUNDRED THOUSAND DOLLARS ($7,700,000.00) divided into Seven Million, Five Hundred Thousand (7,500,000) shares of Class A common stock with a par value of One Dollar ($1.00) each, and Two Hundred Thousand (200,000) shares of Class B common stock with a par value of One Dollar ($1.00) each. Class A common stock and Class B common stock shall be alike in all respects except that:

(a) Class A common stock shall have the exclusive right to elect One Third (1/3) of the total number of directors constituting the whole Board of Directors (treating any fraction as an additional director) and Class B common stock shall have the exclusive right to elect the remaining directors.

(b) The cash or in kind dividends to be paid on each share of the Class B common stock per annum shall be only one-half (1/2) of the cash or in kind dividends to be paid on each share of the Class A common stock per annum.

(c) In the event of the dissolution or winding up of the corporation, whether voluntary or involuntary, the assets shall be distributed among the Class A and Class B stockholders in the following manner:

     (i) the Class A stockholders shall first receive the par value of their shares;
     (ii) the Class B stockholders shall then receive the par value of their shares;
     (iii) the remaining assets of the corporation shall then be divided and distributed to and among the holders of all the stock of the corporation in proportion to the number of shares of stock held by each, without preference of any one class of stock over any other class.

In the event of a vacancy on the Board of Directors, such vacancy shall be filled by a vote of the majority of the remaining directors elected by the class who elected the directors whose position is being filled. In the event that there is no majority of such directors, then such vacancy shall be filled at a special meeting of the shareholders who elected the director whose position is being filled.

Said Classes of stock shall be fully paid and non-assessable. No holder of any stock of the company shall, as such, have any preemptive right to purchase or subscribe for any shares of the capital stock or any other securities of the company which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the company as originally filed or by any amendment thereof, or out of the shares of the capital stock of the company acquired by it after the issuance thereof, nor shall any holder of any such stock, as such, have any right to purchase or subscribe for any obligation which the company may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the company, or to which shall be attached or appertained any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for, or purchase from the company, any shares of its capital stock. Article IV (b) and (c) shall not be subject to amendment except upon the affirmative vote of the holders of 75% of the issued and outstanding Class A common stock.

FIFTH: The affairs and management of our said company shall be under the control of a Board of Directors consisting of not less than seven (7) nor more than twenty-seven (27) persons who shall be stockholders of this company, and who, upon being duly elected and qualified, shall manage the affairs and concerns of our said company until their successors are chosen and qualified, and

          A. Vaughn Ayers          4680 West Mexico Ave.
                                   Denver, Colorado

          Stanford L. Hyman        421 Magnolia Street
                                   Denver, Colorado

          James A. Matson          4960 S. Lafayette St.
                                   Englewood, Colorado

          Harold M. Quiat          788 Milwaukee Street
                                   Denver, Colorado

          Lars O. Prestrud         118 Krameria Street
                                   Denver, Colorado

are hereby designated as the Directors of this company to serve until such time as a complete Board of Directors shall be elected by the stockholders and enter upon the duties of their office. The Directors are to be elected by the holders of Class A common stock and Class B common stock as provided for in Article IV hereof.

SIXTH: The location of the principal office of our company in the State of Colorado is 5670 E. Evans, Suite 103, Denver, Colorado. The registered office of the company is 1900 First National Bank Building, Denver, Colorado, and Arthur K. Underwood, Jr., is hereby designated as the registered agent of the company at said address.

SEVENTH: The operations of our said company are to be carried on in the State of Colorado and in such other states and territories of the United States and in such foreign countries as the Board of Directors may from time to time determine.

EIGHTH: The Board of Directors shall have the power to make, alter, and repeal such prudential bylaws as they may determine proper for the management of the affairs of this company in accordance with the statutes in such case made and provided.

NINTH: Cumulative voting shall not be allowed.

TENTH: Meetings of the Board of Directors and meetings of the stockholders of said company may be held beyond the limits of the State of Colorado whenever and at such place or places as may be directed by the bylaws of this company, or by the Board of Directors.

ELEVENTH: One half (1/2) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater
number of shares is required  by law.   In the election of Directors a
quorum shall consist of one half (1/2) of the shares of Class A common stock entitled thereat and one half (1/2) of the shares of Class B common
stock entitled to vote thereat.   Whenever, with respect  to any  action to
be taken by the shareholders, the vote or concurrence of the holders of more than one half (1/2) of the shares as required by law with respect to such action, the provision of the law shall control.

TWELFTH: The Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

Dated April 10, 1968.

                           NATIONAL WESTERN LIFE INSURANCE COMPANY

                           By     /s/ Harold E. Riley
                                  Its President

                           and    /s/ R. F. Varnado
                                  Its Secretary

STATE OF TEXAS    )
                  )
COUNTY OF TRAVIS  )

     I, Jan M. McDonald, a Notary Public, do hereby certify that on this 10th day of April, 1968, personally appeared before me Harold E. Riley , who being by me first duly sworn, declared that he is the President of National Western Life Insurance Company, that he signed the foregoing document as the President of said corporation, and that the statements therein contained are true.

                              /s/ Jan M. McDonald
                              Notary Public